UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2015

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2015, U.S. Auto Parts Network, Inc. (the “Company”), certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into a Sixth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement (the “Amendment”), which amended the Credit Agreement previously entered into by the Company, certain of its domestic subsidiaries and JPMorgan on April 26, 2012 (as amended, the “Credit Agreement”) and the Pledge and Security Agreement previously entered into by the Company, certain of its domestic subsidiaries and JPMorgan on April 26, 2012. By its terms, the Amendment is retroactively effective to January 2, 2015 (the “Effective Date”).

Pursuant to the Amendment, the following amendments to the Credit Agreement were made, among others:

•	The net orderly liquidation value inventory advance rate was increased from 85% to 90%.

•
The Company’s required excess availability related to the “Covenant Testing Trigger Period” (as defined under the Credit Agreement) under the revolving commitment under the Credit Agreement was reduced to less than $2,000,000 from less than $4,000,000 for the period commencing on any day that excess availability is less than $2,000,000 and continuing until excess availability has been greater than or equal to $2,000,000 for 45 consecutive days.

•
The period during which the Company is subject to a fixed charge coverage ratio begins after June 30, 2016 and the applicable period would begin for a 5 month period ending May 31, 2016 and continue through a 12 month applicable period ending December 31, 2016.

•
Certain negative covenants applicable to the Company and AutoMD, Inc. (“AutoMD”), a subsidiary of the Company, related to certain contractual and financial tests to permit the Company and AutoMD to consummate certain obligations set forth in the agreements entered into by the Company and AutoMD on October 8, 2014 (the “Financing Documents”) in connection with the sale of AutoMD common stock to certain investors (the “AutoMD Financing”) have been revised where the availability requirements are no longer applicable until after June 30, 2016 and further revised reducing the availability requirement to $2,000,000 before and after giving effect to the consummation of such obligations. A summary of the Financing Documents and the AutoMD Financing were disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2014.

•
The trigger, requiring the Company to provide certain reports under the Credit Agreement, relating to excess availability under the revolving commitment under the Credit Agreement, has been reduced to less than $4,000,000 from less than $6,000,000 and continuing until excess availability has been greater than or equal to $4,000,000 for 45 consecutive days.

In addition, the Amendment also provides that, until such time as the Company has delivered its consolidated financial statements for the fiscal quarter ending June 30, 2016 (the “Trigger Date”), loans drawn under the Credit Agreement will bear interest at a per annum rate equal to either (a) LIBOR plus an applicable margin of 2.25% or (b) a “base rate” plus an applicable margin of 0.25%. Following the Trigger Date, interest on loans drawn under the Credit Agreement will be subject to reduction by up to 0.50% per annum based on the Company’s fixed charge coverage ratio. Pursuant to the Amendment, the Company will also be required to pay a fee in an amount equal to 0.5% of the commitments under the Credit Agreement if the commitments are terminated prior to the first anniversary of the Effective Date. During the period when the Company is not subject to a fixed charge coverage ratio, or from the Effective Date through June 30, 2016, an “Availability Block” (as defined under the Credit Agreement) of $2,000,000 will be in effect, and thereafter the “Availability Block” will be eliminated. Beginning July 1, 2016, in the event that “excess availability” (as defined under the Credit Agreement) is less than $2,000,000, the Company shall be required to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
 (d) Exhibits

Exhibit No. Description

99.1
Sixth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of January 5, 2015, by and between U.S. Auto Parts Network, Inc., certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ BRYAN P. STEVENSON
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel